EXHIBIT 10.2
VIA HAND DELIVERY                                   September 19, 2006
PERSONAL AND CONFIDENTIAL
Mr. John Allen
                                       & nbsp;
                                       & nbsp;
Dear John:
This letter confirms our discussions regarding your employment status with Energy West Incorporated (the “Company”) and your subsequent separation from employment with the Company. The details of our discussions are set out below.
1. Active Employment Period
It is understood that during the period from the date of this letter through October 27, 2006 (the “active employment period”) you shall remain in the employ of the Company with your current employment duties and title and you shall continue to report to me.
Provided that you abide by your obligations under this letter agreement, fulfill your duties and responsibilities in a satisfactory manner, and are in substantial compliance with the Company’s policies, your current base salary and employee benefits shall remain unchanged during the active employment period.
On October 27, 2006, or such earlier or later date requested by me or my designee, you agree to resign all officer and director positions you may hold in the Company or any other entity for which you serve as an officer and/or director at the request of the Company. You also agree to execute and deliver appropriate formal letters prepared by the Company confirming your resignation to each affected entity upon the Company’s request.
2. Inactive Employment Period
On the conditions that (i) you carry out your duties and responsibilities during the active employment period in a satisfactory manner, abide by your obligations under this letter agreement and adhere to the Company’s policies during the active employment period, (ii) not later than October 12, 2006 you sign, date and return to me a copy of this letter agreement, (iii) on or within five (5) days after the last day of the active employment period, October 27, 2006, you sign, date and return to me the Waiver and Release Agreement attached hereto as Attachment I, and (iv) you do not revoke the signed Waiver and Release Agreement, in lieu of your employment with the Company ending as of October 27, 2006, the Company will enter into the following inactive employment period arrangement with you:

Mr. John Allen
September 19, 2006

(a)	During the period from October 28, 2006 through November 28, 2006 you will be paid your current rate of pay as vacation pay.

(b)	During the period from November 28, 2006 through July 16, 2007 (the “inactive employment period”) you shall remain in the employ of the Company, however you will not be required to be present at the Company’s offices unless otherwise requested by me or my designee and you will be required to perform only those duties as may be reasonably required by the Company and requested by me or my designee. It is agreed and understood that you shall not independently initiate the provision of any employment services to or on behalf of the Company nor shall you represent yourself as authorized to act on behalf of the Company, except as approved in advance in writing by me or my designee. During the inactive employment period you shall report to me or my designee.

(c)	During the inactive employment period beginning November 29, 2006 (ignoring December 1, 2006 for which the pay earned in November is paid) there are fifteen (15) Company pay periods. Your base salary during the inactive employment period shall be $7,287.20 per pay period. During the inactive employment period you agree that (i) you will not be eligible for any bonus for the inactive employment period and (ii) with respect to employee benefits, you shall continue to be eligible to participate in the employee benefits plans and programs of the Company in which you participated as of October 27, 2006 except that you shall not accrue nor be entitled to any vacation.

(c)	It is explicitly understood that the stock options available to you under the existing stock option agreements between you and the Company will vest according to the terms of those agreements and that you will be considered an employee, for all purposes, including vesting, under those agreements until July 16, 2007.
You acknowledge that the foregoing inactive employment period arrangement and the compensation payable and employee benefits available during the inactive employment period are extra compensation and benefits which you would not be entitled to under the Company’s established policies, plans and procedures and the availability of the extra compensation and benefits is in exchange for your signing the letter agreement and signing (and not later revoking) the above-referenced Waiver and Release Agreement. You further acknowledge and agree that the Company’s offer of the inactive employment period arrangement to you and your signing of this letter agreement and the above-referenced Waiver and Release Agreement does not in any way indicate that you have any viable claims against the Company nor that the Company admits or has any liability to you whatsoever.

Mr. John Allen
September 19, 2006

3. Separation From Employment/Separation Benefit
Provided that (i) you remain in the employ of the Company through the active employment period and inactive employment period, and (ii) abide by your obligations under the letter agreement and adhere to the Company’s policies during the active employment period and inactive employment period, your separation from employment with the Company shall be effective July 16, 2007. The Company reserves the right to separate you from employment prior to that date in the event that the Company has a reasonable basis to determine in its sole discretion that you are in breach of this letter agreement and/or the Waiver and Release Agreement attached hereto as Attachment I.
All base salary and any employee benefits due to you as of your separation date according to the established policies, plans and procedures of the Company shall be paid or made available to you in accordance with the terms of those established policies, plans and procedures. Moreover, any employee benefit plan continuation or conversion rights existing under such established plans of the Company shall be made available to you in accordance with the terms of such established plans. If you have any questions regarding your benefit continuation or conversion rights, please contact me.
On the condition that (i) on or within five (5) days after your July 16, 2007 separation date, you sign, date and return to me the Waiver and Release Agreement attached hereto as Attachment II, and (ii) you do not revoke the signed Waiver and Release Agreement, you will receive from the Company as a Separation Benefit the sum of $10,000.00 payable in a single lump sum cash payment within thirty (30) days following your July 16, 2007 separation date.
You acknowledge that the foregoing Separation Benefit is an extra benefit which you would not be entitled to under the Company’s established policies, plans and procedures and the Separation Benefit is in exchange for your signing (and not later revoking) the Waiver and Release Agreement attached hereto as Attachment II.
4. Notice/Revocation
You are encouraged to consult with an attorney of your choice at your own expense prior to signing a copy of this letter agreement and the Waiver and Release Agreements, and you acknowledge that you have been given at least twenty-one (21) days within which to consider this letter agreement and the Waiver and Release Agreements.
You are further advised that you may revoke either signed Waiver and Release Agreement within seven (7) days after its signing. Any such revocation must be made in writing and be received by me within the seven (7) day period. All legally required taxes and any monies owed the Company shall be deducted from the monies and the employee benefits provided under this letter agreement.

Mr. John Allen
September 19, 2006

5. Company Property/Expenses
On your separation date, or such earlier date requested by me or my designee, you must return to the Company all Company property including, but not limited to, Company identification badge, credit/calling cards, laptop computer, information technology equipment, pager, pda/Blackberry, mobile phone, documents and records (in paper or electronic form), and other physical or personal property of the Company in your possession or control and you agree you will not keep, transfer or use any copies or excerpts of the foregoing items. You must also ensure that all business expenses for which you are entitled to reimbursement under the Company’s expense reimbursement policy are documented and submitted for approval on a timely basis and any final expenses are submitted within ten (10) business days after your separation date and that all debit balances shall be timely paid on any of your corporate charge cards as well.
6. Confidentiality/Cooperation/Covenants
You agree from and after today to keep strictly confidential the existence and terms of this letter agreement and you further agree that you will not disclose them to any person or entity, other than to your immediate family, your attorney, and your financial advisor, or except as may be required by law. The Company agrees from and after today to keep strictly confidential the existence and terms of this letter agreement and further agrees not to disclose them except on a strict need-to-know basis or except as may be required by law.
Except as otherwise provided in this letter agreement or required under the terms of the Company-sponsored employee benefit plans, following your separation date the Company will have no further obligations to you and you will have no further obligations to the Company. You acknowledge that after your separation date you shall not represent yourself to be an employee of the Company nor take any action which may bind the Company with regard to any customer, supplier, vendor or any other party with whom you have had contact while performing your duties as an employee of the Company.
You further agree during the active employment period and the inactive employment period you shall endeavor to maintain the Company’s reputation in your verbal and written communications with others; and that during that period and from and after today you shall not, directly or indirectly, make or cause to be made any disparaging, derogatory, misleading or false statement, whether orally or in writing, to governmental officials, members of the investment community, press, customers, competitors, and advisors to the Company, about the Company and its affiliates, and its and their directors, officers or employees, or the business strategy, plans, policies, practices or operations of the Company and its affiliates. The Company shall not, and shall instruct the senior officers and members of the board of directors of the Company not to, directly or indirectly, make or cause to be made any disparaging, derogatory, misleading or

Mr. John Allen
September 19, 2006

false statement, orally or in writing, to any person or entity about you. Notwithstanding the foregoing provisions of this paragraph, the Company and you may each confer in confidence with their own respective legal counsel and, except for attorney-client privileged matters, nothing herein shall prevent either party from responding truthfully to any information requests or questions posed in any formal or informal legal, regulatory, administrative or investigative proceedings involving any court, tribunal or governmental body or agency or otherwise required by law.
During the active employment period, the inactive employment period and for a one (1) year period following your separation date, you further agree that, without my or my designee’s prior express written consent, you will not, directly or indirectly, hire away nor participate or assist in the hiring away of any person employed by the Company or its affiliates on or within six months preceding your separation date and you will not solicit nor encourage any person employed by the Company or its affiliates on or after your separation date to leave the employ of the Company or its affiliates.
During the active employment period, inactive employment period and for a one (1) year period following your separation date, you also agree that, without my or my designee’s prior express written consent, you will not engage in any activity, directly or indirectly, as a director, managerial or executive level employee, consultant, expert witness or otherwise on behalf of or with the Montana Consumer Council nor the Montana Public Utility Commission.
You further agree from and after your separation date to make yourself available to the Company and its legal counsel to provide reasonable cooperation and assistance to the Company with respect to areas and matters in which you were involved during your employment, including any threatened or actual investigation and/or litigation or regulatory matter concerning the Company, and to provide to the Company, if requested, information relating to ongoing matters of interest to the Company. The Company will, of course, take into consideration your personal and business commitments, will give you as much advance notice as reasonably possible, and ask that you be available at such time or times as are reasonably convenient to you and the Company. The Company agrees to reimburse you for the actual out-of-pocket expenses you incur as a result of your complying with this provision, subject to your submission to the Company of documentation substantiating such expenses as the Company may require.
Proprietary information, confidential business information and trade secrets (hereinafter collectively “Confidential Information”) which became known to you as an employee of the Company remains the property of the Company. Such Confidential Information includes, but is not limited to, materials, records, books, products, business plans, business proposals, software, personnel information and data of the Company and its affiliates and its customers, but excludes information which is generally known to the public or becomes known except through your actions. You agree from and after today that you will not at any time, directly or indirectly, disclose Confidential Information to

Mr. John Allen
September 19, 2006

any third party or otherwise use such Confidential Information for your own benefit or the benefit of others.
You acknowledge that the provisions of this Paragraph 6 are reasonable and not unduly restrictive of your rights as an individual and you warrant that as of the date you sign this letter agreement you have not breached any of the provisions of this Paragraph 6. You further acknowledge that in the event that you breach any of the provisions of this Paragraph 6, such breach will result in immediate and irreparable harm to the business and goodwill of the Company and that damages, if any, and remedies at law for such breach would be inadequate. The Company shall, therefore, be entitled to apply without bond to any court of competent jurisdiction for an injunction to restrain any violation of this Paragraph 6 by you and for such further relief as the court may deem just and proper.
7. General Matters
You acknowledge and agree that in signing this letter agreement (including Attachments I and II) you do not rely and have not relied on any representation or statement by the Company or by its employees, agents, representatives, or attorneys with regard to the subject matter, basis or effect of the letter agreement (including Attachments I and II).
This letter agreement is deemed made and entered into in the State of Montana, and in all respects shall be interpreted, enforced and governed under the laws of the State of Montana, without given effect to its choice of laws provisions, to the extent not preempted by federal law. Any dispute under this letter agreement (including Attachments I and II) shall be adjudicated by a court of competent jurisdiction in the State of Montana.
The language of all parts of this letter agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either party. The provisions of this letter agreement shall survive any termination of this letter agreement when necessary to effect the intent and terms of this letter agreement expressed herein.
If any of the provisions of this letter agreement (including Attachments I and II) shall be held to be invalid by a court of competent jurisdiction, such holding shall not in any way whatsoever affect the validity of the remainder of this letter agreement (including Attachments I and II).
This letter agreement contains the entire agreement between you and the Company with respect to the matter of your employment and separation from employment. No modification of any provision of this letter agreement shall be effective unless made in writing and signed by you and by me or my designee. This letter agreement shall not be assignable by you.

Mr. John Allen
September 19, 2006

Should you require further clarification of any aspect of the above arrangements, or wish to discuss their implementation, please contact me.
Please indicate your agreement and acceptance of these provisions by signing and dating the enclosed copy of this letter agreement and returning it to me not later than October 12, 2006. Following your acceptance, the arrangements will be implemented and administered as described herein.
So that there is no misunderstanding, please understand that if for any reason I do not receive the signed copy of this letter agreement from you by October 12, 2006, the proposed arrangements described in this letter agreement will be deemed to be withdrawn. Also, please note that the signed Waiver and Release Agreement attached hereto as Attachment I must be received by me on or within five (5) days after October 27, 2006, but not before that date.
Best wishes for success in your future endeavors.

Sincerely yours,

ENERGY WEST INCORPORATED

	By	/s/ David A. Cerotzke

David Cerotzke
President and CEO

AGREED AND ACCEPTED:

/s/ John C. Allen

John Allen

9-21-06

Date

ATTACHMENT I
ENERGY WEST INCORPORATED
WAIVER AND RELEASE AGREEMENT
     (1) General Release. In consideration for the inactive employment period arrangement and the compensation payable and benefits available to me under the terms of Paragraph 2 of David Cerotzke’s September 19, 2006 letter to me (hereinafter referred to as the “letter agreement”), I, on behalf of myself and my heirs, executors, administrators, attorneys and assigns, hereby waive, release and forever discharge ENERGY WEST INCORPORATED (hereinafter referred to as the “Company”) and the Company’s subsidiaries, divisions and affiliates, whether direct or indirect, its and their joint ventures and joint venturers (including its and their respective directors, officers, employees, shareholders, partners and agents, past, present, and future), and each of its and their respective successors and assigns (hereinafter collectively referred to as “Releasees”), from any and all known or unknown actions, causes of action, claims or liabilities of any kind which have or could be asserted against the Releasees arising out of or related to my employment with the Company and/or any of the other Releasees and/or any other occurrence up to and including the date of this Waiver and Release Agreement, including but not limited to:
(a)	claims, actions, causes of action or liabilities arising under Title VII of the Civil Rights Act, as amended, the Age Discrimination in Employment Act, as amended (“ADEA”), the Employee Retirement Income Security Act, as amended, the Rehabilitation Act, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, and/or any other federal, state, municipal, or local employment discrimination statutes (including, but not limited to, claims based on age, sex, attainment of benefit plan rights, race, religion, national origin, marital status, sexual orientation, ancestry, harassment, parental status, handicap, disability, retaliation, and veteran status); and/or

(b)	claims, actions, causes of action or liabilities arising under any other federal, state, municipal, or local statute, law, ordinance or regulation; and/or

(c)	any other claim whatsoever including, but not limited to, claims for bonus payments, claims for severance pay under any voluntary or involuntary severance/separation plan, policy or program maintained by the Releasees, claims based upon breach of contract, wrongful termination, defamation, intentional infliction of emotional distress, tort, personal injury, invasion of privacy, violation of public policy, negligence and/or any other common law, statutory or other claim whatsoever arising out of or relating to my employment with the Company and/or any of the other Releasees, but excluding the filing of an administrative charge, any claims which I may make under state workers’ compensation or unemployment laws, any claims to enforce the letter agreement, any vested benefits rights which I may have, any rights to indemnification which I may have as an employee of the Company, and/or any claims which by law I cannot waive.
     (2) Covenant Not To Sue. In addition to and apart from the General Release contained in paragraph 1 above, I also agree never to sue any of the Releasees or become a party to a lawsuit on the basis of any claim of any type whatsoever arising out of or related to my employment with the Company and/or any of the other Releasees, other than a lawsuit to challenge this Waiver and Release Agreement under the ADEA or to enforce the letter agreement.
     (3) Consequences Of Breach Of Covenant Not To Sue. I further acknowledge and agree in the event that I breach the provisions of paragraph (2) above, (a) the Company shall be entitled to apply for and receive an injunction to restrain any violation of paragraph (2) above, (b) the Company shall not be obligated to continue the inactive employment period arrangement with me nor continue the compensation payable and benefits available during such period, (c) I shall be obligated to pay to the Company its costs and expenses in enforcing this Waiver and Release Agreement and defending against such lawsuit (including court costs, expenses and reasonable legal fees), and (d) as an alternative to (c), at the Company’s option, I shall be obligated upon demand to repay to the Company all but $1,000.00 of the compensation paid to me and the costs of the benefits provided to me during the inactive employment period, and the foregoing shall not affect the validity of this Waiver and Release Agreement and shall not be deemed to be a penalty nor a forfeiture.
     (4) Further Release And Acknowledgement. To the extent permitted by law, I further waive my right to any monetary recovery should any federal, state, or local administrative agency pursue any claims on my behalf arising out of or related to my employment with the Company and/or any of the other Releasees. I also acknowledge that I have not suffered any on-the-job injury for which I have not already filed a claim.
     (5) No Further Employment. To the extent permitted by law, I further waive, release, and discharge Releasees from any reinstatement rights which I have or could have. I further acknowledge and agree that I will not seek employment with the Company and/or any other of the Releasees following the date of my separation from employment.
     (6) Non-Disparagement. I promise that I shall not at any time or in any way disparage the Company and/or any of the other Releasees to any person, corporation, entity or other third party whatsoever.
     (7) Consequences Of Other Breach. I further agree that if I breach the Confidentiality/Cooperation/Covenants provisions of the letter agreement or the provisions of paragraphs (5) and/or (6) above, then (a) the Company will be subject to irreparable injury and shall be entitled to apply without bond for an injunction to restrain

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such breach and for such further relief as the court may deem just and proper, (b) the Company shall not be obligated to continue the inactive employment period arrangement with me nor continue the compensation payable and benefits available during such period, and (c) I shall be obligated to pay to the Company its costs and expenses in enforcing the Confidentiality/Cooperation/Covenants provisions of the letter agreement and the provisions of paragraphs (5) and (6) above (including court costs, expenses and reasonable legal fees).
     (8) Time To Consider Agreement. I acknowledge that I have been given at least twenty-one day (21) days to consider this Waiver and Release Agreement thoroughly.
     (9) Attorney Consultation. I acknowledge that I have been advised in writing to consult with an attorney at my own expense, if desired, prior to signing this Waiver and Release Agreement.
     (10) Time To Revoke Agreement. I understand that I may revoke this Waiver and Release Agreement within seven (7) days after its signing and that any revocation must be made in writing and submitted within such seven day period to David Cerotzke. I further understand that if I revoke this Waiver and Release Agreement, I shall not be eligible for the inactive employment period arrangement nor the compensation and benefits payable or available pursuant to that arrangement.
     (11) Consideration For Agreement. I also understand that the compensation payable and benefits available to me pursuant to the inactive employment period arrangement which are in exchange for signing and not later revoking this Waiver and Release Agreement are in addition to anything of value to which I am already entitled.
     (12) RELEASE OF UNKNOWN CLAIMS. I FURTHER UNDERSTAND THAT THIS WAIVER AND RELEASE AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS arising out of or related to my employment with the Company and/or any of the other Releasees.
     (13) Severability. I acknowledge and agree that if any provision of this Waiver and Release Agreement is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or controlling law, the remainder of this Waiver and Release Agreement shall continue in full force and effect.
     (14) Governing Law. This Waiver and Release Agreement is deemed made and entered into in the State of Montana, and in all respects shall be interpreted, enforced and governed under applicable federal law and in the event reference shall be made to State law the internal laws of the State of Montana shall apply, without reference to its conflict of law provisions. Any dispute under this Waiver and Release Agreement shall be adjudicated by a court of competent jurisdiction in the State of Montana.
     (15) Knowing And Voluntary Waiver And Release. I further acknowledge and agree that I have carefully read and fully understand all of the provisions of this

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Waiver and Release Agreement and that I voluntarily enter into this Waiver and Release Agreement by signing below.

/s/ John C. Allen
John Allen

9-21-06

(Date)

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ATTACHMENT II
ENERGY WEST INCORPORATED
WAIVER AND RELEASE AGREEMENT
     (1) General Release. In consideration for the Separation Benefit payable to me under the terms of Paragraph 3 of David Cerotzke’s September 19, 2006 letter to me (hereinafter referred to as the “letter agreement”), I, on behalf of myself and my heirs, executors, administrators, attorneys and assigns, hereby waive, release and forever discharge ENERGY WEST INCORPORATED (hereinafter referred to as the “Company”) and the Company’s subsidiaries, divisions and affiliates, whether direct or indirect, its and their joint ventures and joint venturers (including its and their respective directors, officers, employees, shareholders, partners and agents, past, present, and future), and each of its and their respective successors and assigns (hereinafter collectively referred to as “Releasees”), from any and all known or unknown actions, causes of action, claims or liabilities of any kind which have or could be asserted against the Releasees arising out of or related to my employment with and/or separation from employment with the Company and/or any of the other Releasees and/or any other occurrence up to and including the date of this Waiver and Release Agreement, including but not limited to:
(a)	claims, actions, causes of action or liabilities arising under Title VII of the Civil Rights Act, as amended, the Age Discrimination in Employment Act, as amended (“ADEA”), the Employee Retirement Income Security Act, as amended, the Rehabilitation Act, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, and/or any other federal, state, municipal, or local employment discrimination statutes (including, but not limited to, claims based on age, sex, attainment of benefit plan rights, race, religion, national origin, marital status, sexual orientation, ancestry, harassment, parental status, handicap, disability, retaliation, and veteran status); and/or

(b)	claims, actions, causes of action or liabilities arising under any other federal, state, municipal, or local statute, law, ordinance or regulation; and/or

(c)	any other claim whatsoever including, but not limited to, claims for bonus payments, claims for severance pay under any voluntary or involuntary severance/separation plan, policy or program maintained by the Releasees, claims based upon breach of contract, wrongful termination, defamation, intentional infliction of emotional distress, tort, personal injury, invasion of privacy, violation of public policy, negligence and/or any other common law, statutory or other claim whatsoever arising out of or relating to my employment with and/or separation from employment with the Company and/or any of the other Releasees, but excluding the filing of an administrative charge, any claims which I may make under state workers’ compensation or unemployment laws, any claims to enforce the letter agreement, any vested benefits rights which I may have, any rights to indemnification which I may have as a former employee of the Company, and/or any claims which by law I cannot waive.
     (2) Covenant Not To Sue. In addition to and apart from the General Release contained in paragraph 1 above, I also agree never to sue any of the Releasees or become a party to a lawsuit on the basis of any claim of any type whatsoever arising out of or related to my employment with and/or separation from employment with the Company and/or any of the other Releasees, other than a lawsuit to challenge this Waiver and Release Agreement under the ADEA or to enforce the letter agreement.
     (3) Consequences Of Breach Of Covenant Not To Sue. I further acknowledge and agree in the event that I breach the provisions of paragraph (2) above, (a) the Company shall be entitled to apply for and receive an injunction to restrain any violation of paragraph (2) above, (b) the Company shall not be obligated to pay the Separation Benefit to me, (c) I shall be obligated to pay to the Company its costs and expenses in enforcing this Waiver and Release Agreement and defending against such lawsuit (including court costs, expenses and reasonable legal fees), and (d) as an alternative to (c), at the Company’s option, I shall be obligated upon demand to repay to the Company all but $1,000.00 of the Separation Benefit paid to me, and the foregoing shall not affect the validity of this Waiver and Release Agreement and shall not be deemed to be a penalty nor a forfeiture.
     (4) Further Release And Acknowledgement. To the extent permitted by law, I further waive my right to any monetary recovery should any federal, state, or local administrative agency pursue any claims on my behalf arising out of or related to my employment with and/or separation from employment with the Company and/or any of the other Releasees. I also acknowledge that I have not suffered any on-the-job injury for which I have not already filed a claim.
     (5) No Further Employment. To the extent permitted by law, I further waive, release, and discharge Releasees from any reinstatement rights which I have or could have. I further acknowledge and agree that I will not seek employment with the Company and/or any other of the Releasees following the date of my separation from employment.
     (6) Non-Disparagement. I promise that I shall not at any time or in any way disparage the Company and/or any of the other Releasees to any person, corporation, entity or other third party whatsoever.
     (7) Consequences Of Other Breach. I further agree that if I breach the Confidentiality/Cooperation/Covenants provisions of the letter agreement or the provisions of paragraphs (5) and/or (6) above, then (a) the Company will be subject to irreparable injury and shall be entitled to apply without bond for an injunction to restrain such breach and for such further relief as the court may deem just and proper, (b) the

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Company shall not be obligated to make payment of the Separation Benefit to me, and (c) I shall be obligated to pay to the Company its costs and expenses in enforcing the Confidentiality/Cooperation/Covenants provisions of the letter agreement and the provisions of paragraphs (5) and (6) above (including court costs, expenses and reasonable legal fees).
     (8) Time To Consider Agreement. I acknowledge that I have been given at least twenty-one day (21) days to consider this Waiver and Release Agreement thoroughly.
     (9) Attorney Consultation. I acknowledge that I have been advised in writing to consult with an attorney at my own expense, if desired, prior to signing this Waiver and Release Agreement.
     (10) Time To Revoke Agreement. I understand that I may revoke this Waiver and Release Agreement within seven (7) days after its signing and that any revocation must be made in writing and submitted within such seven day period to David Cerotzke. I further understand that if I revoke this Waiver and Release Agreement, I shall not receive the Separation Benefit.
     (11) Consideration For Agreement. I also understand that the Separation Benefit which I will receive in exchange for signing and not later revoking this Waiver and Release Agreement are in addition to anything of value to which I am already entitled.
     (12) RELEASE OF UNKNOWN CLAIMS. I FURTHER UNDERSTAND THAT THIS WAIVER AND RELEASE AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS arising out of or related to my employment with the Company and/or any of the other Releasees. .
     (13) Severability. I acknowledge and agree that if any provision of this Waiver and Release Agreement is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or controlling law, the remainder of this Waiver and Release Agreement shall continue in full force and effect.
     (14) Governing Law. This Waiver and Release Agreement is deemed made and entered into in the State of Montana, and in all respects shall be interpreted, enforced and governed under applicable federal law and in the event reference shall be made to State law the internal laws of the State of Montana shall apply, without reference to its conflict of law provisions. Any dispute under this Waiver and Release Agreement shall be adjudicated by a court of competent jurisdiction in the State of Montana.

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     (15) Knowing And Voluntary Waiver And Release. I further acknowledge and agree that I have carefully read and fully understand all of the provisions of this Waiver and Release Agreement and that I voluntarily enter into this Waiver and Release Agreement by signing below.

John Allen

(Date)

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